Exhibit 99.1

CHASERG TECHNOLOGY ACQUISITION CORP.

PRO FORMA BALANCE SHEET

	October 10,	Pro Forma
	2018	Adjustments		As Adjusted
		(unaudited)		(unaudited)
ASSETS
Current Assets:
Cash	$1,354,817	$—		$1,354,817
Prepaid expenses and other current assets	28,200	—		28,200
Total Current Assets	1,383,017	—		1,383,017

Cash held in Trust Account	200,000,000	20,000,000	(a)	220,000,000
		400,000	(b)
		(400,000	)(c)

Total Assets	$201,383,017	$20,000,000		$221,383,017

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$754	$—		$754
Accrued offering costs	80,582	—		80,582
Total Current Liabilities	81,336	—		81,336

Deferred underwriting fees	7,000,000	700,000	(d)	7,700,000
Total Liabilities	7,081,336	700,000		7,781,336

Commitments

Common stock subject to possible redemption, 18,930,168 and 20,860,168 shares, respectively, at redemption value	189,301,680	19,300,000	(f)	208,601,680

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	—	—		—
Class A Common stock, $0.0001 par value; 100,000,000 shares authorized; 1,669,832 and 1,779,832 shares, respectively, issued and outstanding (excluding 18, 930,168 and 20,860,168 shares, respectively, subject to possible redemption)	167	200	(a)	178
		4	(b)
		(193	)(f)

Class B Common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 and 5,500,000 shares, respectively, issued and outstanding	575	(25	)(e)	550
Additional paid-in capital	5,001,267	19,999,800	(a)	5,001,281
		399,996	(b)
		(400,000	)(c)
		(700,000	)(d)
		25	(e)
		(19,299,807	)(f)

Accumulated deficit	(2,008)	—		(2,008)
Total Stockholders' Equity	5,000,001	—		5,000,001
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$201,383,017	$20,000,000		$221,383,017

See accompanying note to the pro forma balance sheet.

CHASERG TECHNOLOGY ACQUISITION CORP.

NOTE TO PRO FORMA BALANCE SHEET

(unaudited)

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of ChaSerg Technology Acquisition Corp. (the “Company”) as of October 10, 2018, adjusted for the partial closing of the underwriters’ over-allotment option and related transactions which occurred on October 25, 2018, as described below.

On October 25, 2018, the Company consummated the closing of the sale of 2,000,000 additional units (the “Units”) at a price of $10.00 per unit upon receiving notice of the underwriters’ election to partially exercise their over-allotment option (“Overallotment Units”), generating additional gross proceeds of $20,000,000 and incurred additional offering costs of $400,000 in underwriting fees. Each Unit consists of one share of the Company’s Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share. Simultaneously with the exercise of the over-allotment, the Company consummated the private placement of an additional 40,000 units (the “Placement Units”), of which 30,000 Placement Units were sold to ChaSerg Technology Sponsor LLC (the “Sponsor”) and 10,000 Placement Units were sold to the underwriters, generating aggregate gross proceeds of $400,000. Additional underwriting fees of $700,000 have been deferred until the completion of the Company’s initial business combination. As a result of the underwriters’ election to partially exercise their over-allotment option, 250,000 shares of Class B common stock issued to the Sponsor (the “Founder Shares’) were forfeited and 500,000 Founder Shares are no longer subject to forfeiture, resulting in an aggregate of 5,500,000 Founder Shares issued and outstanding. Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option are as follows:

	Pro forma entries:	Debit	Credit
a.	Cash held in Trust Account	20,000,000
	Class A Common stock		200
	Additional paid-in capital		19,999,800
	To record sale of 2,000,000 Overallotment Units at $10.00 per Unit.

b.	Cash held in Trust Account	400,000
	Class A Common stock		4
	Additional paid-in capital		399,996
	To record sale of 40,000 Placement Units at $10.00 per Private Unit.

c.	Additional paid-in capital	400,000
	Cash held in Trust Account		400,000
	To record payment of 2.0% of cash underwriting fee on over-allotment option.

d.	Additional paid-in capital	700,000
	Deferred underwriting fees		700,000
	To record the liability for deferred underwriting fees on over-allotment option.

e.	Class B Common stock	25
	Additional paid-in capital		25
	To record forfeiture of 250,000 Founder Shares.

f.	Class A Common stock	193
	Additional paid-in capital	19,299,807
	Common Stock Subject to Redemption		19,300,000
	To reclassify common stock out of permanent equity into mezzanine redeemable stock.